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                                                                    EXHIBIT 32.1



                   CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350
                         AND EXCHANGE ACT RULE 13a-14(b)


         Solely for the purposes of complying with 18 U.S.C. ss.1350 and Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), I, the undersigned Chief Executive Officer and President of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that the amended Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of
Section 13(a) of the Exchange Act and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/Michael F. Johnston
---------------------------
Michael F. Johnston

March 16, 2005